Exhibit 3.27.1

ARTICLES OF ORGANIZATION

OF

DDA Management Services, LLC

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: DDA Management Services, LLC.

SECOND: The county within this state in which the office of the limited liability company is to be located is: Nassau.

THIRD: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is: c/o C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York 10011.

FOURTH: The name and street address within this state of the registered agent of the limited liability company upon whom and at which process against the limited liability company can be served is: C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York 10011.

Mary Bradley

Mary Bradley, Vice President
Lone Star Consulting Services, Inc.
Organizer

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF ORGANIZATION
OF
DDA MANAGEMENT SERVICES, LLC

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is DDA Management Services, LLC (the "Company").

SECOND: The date of filing of the articles of organization is May 16, 2008.

THIRD: The amendment effected by this certificate of amendment is as follows:

Paragraph *Second* of the Articles of Organization relating to the county in which the office is to be located is hereby amended to read as follows: *Second: The county within this state in which the office of the Company is to be located is New York.*

Paragraph *Fifth* is hereby added to read as follows: *Fifth: The Company shall indemnify and hold harmless each member of the Company from and against all claims and demands to the maximum extent permitted under the Limited Liability Company Law.*

[signature]
By: Clare Arguedas
Title: Authorized Person